Exhibit 99.1

News Release Contact: Michael Stivala Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252
FOR IMMEDIATE RELEASE
Suburban Propane Partners, L.P. to Hold
Fiscal 2011 Second Quarter Results Conference Call
Whippany, New Jersey, April 21, 2011 — Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide distributor of propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity, announced today that it has scheduled its Fiscal 2011 Second Quarter Results Conference Call for Thursday, May 5, 2011 at 9:00 AM Eastern Time.
Analysts, investors and other interested parties are invited to listen to management’s discussion of Fiscal 2011 second quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:
Phone #: (888)-428-4469
Ask for: Suburban Propane Fiscal Year 2011 Second Quarter Results Conference Call
In addition, a replay of the conference call will be available from 11:00 AM Thursday, May 5, 2011 until 11:59 PM, Friday, May 6, 2011 and can be accessed by dialing (800) 475-6701, Access Code 199225. The replay will also be available via Suburban’s web site until Thursday, May 12, 2011.
Suburban Propane Partners, L.P. is a publicly-traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 800,000 residential, commercial, industrial and agricultural customers through more than 300 locations in 30 states.
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